        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 1, 2001
                                                 REGISTRATION NO. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                             GADZOOX NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                                                77-0308899
(State or other jurisdiction of                                (IRS Employer
 incorporation or organization)                           Identification Number)

                               5850 HELLYER AVENUE
                           SAN JOSE, CALIFORNIA 95138
                                 (408) 360-4950
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                            1999 DIRECTOR OPTION PLAN
                           (Full title of the plan(s))

                                 --------------

                                 MICHAEL PARIDES
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             GADZOOX NETWORKS, INC.
                               5850 HELLYER AVENUE
                           SAN JOSE, CALIFORNIA 95138
                                 (408) 360-4950
(Name, address, and telephone number, including area code, of agent for service)

                                 --------------
                                    Copy to:
                             DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300


                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                       PROPOSED         PROPOSED
                    TITLE OF                          MAXIMUM           MAXIMUM          MAXIMUM
                   SECURITIES                          AMOUNT           OFFERING        AGGREGATE         AMOUNT OF
                     TO BE                             TO BE           PRICE PER         OFFERING       REGISTRATION
                   REGISTERED                        REGISTERED        SHARE (1)        PRICE (1)           FEE
---------------------------------------------------------------------------------------------------------------------
Common Stock, $0.005 par value per share, to be    262,500 shares       $1.02            $267,750.00      $66.94
issued under the 1999 Director Option Plan
=====================================================================================================================

(1) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act. Such computation is based on the estimated exercise price of $1.02 per share covering the authorized but unissued shares under the Company's 1999 Director Option Plan being registered hereunder. The estimated exercise price of $1.02 share was computed in accordance with Rule 457 by averaging the high and low prices of shares of Common Stock of the Company as reported in the Nasdaq National Market on October 31, 2001.

     The contents of the Registrant's Registration Statements on Form S-8 as filed with the Commission on January 11, 2000 (File No. 333-94377), on October 5, 2000 (File No. 333-47362), and on August 21, 2001 (File No. 333-68084) (the
"Prior Form S-8s") are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in such Prior Form S-8s.

     Gadzoox Networks, Inc. is registering 262,500 shares of our Common Stock under this Registration Statement, all of which are reserved for issuance under the Company's 1999 Director Option Plan, as amended (the "Director Plan"). Under the Prior Form S-8s, we registered 87,500 shares of our Common Stock that had been or were eligible to be issued under the Director Plan.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     We hereby incorporate by reference in this registration statement the following documents:

     (1) Our Annual Report on Form 10-K for the fiscal year ended March 31, 2001 filed on June 29, 2001, as amended on September 28, 2001 and October 26, 2001.

     (2) Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001 filed on August 14, 2001, as amended on October 26, 2001.

     (3) Our Current Report on Form 8-K, filed on September 6, 2001 (related to our August 2001 sale of 5,000,000 shares of our common stock in a private placement transaction).

     (4) Our Current Report on Form 8-K filed on June 1, 2001 (related to our May 2001 sale of 5,600,000 shares of our common stock in a private placement transaction).

     (5) Our Current Report on Form 8-K filed on May 1, 2001 (related to the announcement of our results from our quarter and fiscal year ended March 31, 2001).

     (6) Our Current Report on Form 8-K filed on April 3, 2001 (related to the announcement of anticipated results from our quarter ended March 31,
          2001).

     (7) The description of our Common Stock contained in the Registration Statement on Form 8-A, filed June 29, 1999 pursuant to Section 12(g) of the Securities Exchange Act of 1934.

     All documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part of this registration statement from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not  applicable.

ITEM 5. INTERETS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Our restated certificate of incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     In addition to indemnification provided for in our certificate of incorporation and bylaws, we have entered into indemnification agreements with our directors, executive officers and former controller. We intend to enter into indemnification agreements with any new directors and executive officers in the future.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

     As of the date of this registration statement and except as described in the registration statement and our Exchange Act filings, there is no pending litigation or proceeding involving any of our directors, officers, employees, or other agents in which indemnification is being sought, nor are we aware of any threatened litigation that may result in a claim for indemnification by any of our directors, officers, employees or other agents.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not  applicable.

ITEM 8. EXHIBITS.

            EXHIBIT
            NUMBER                             DESCRIPTION
            -------                            ------------
              4.3*   1999 Director Option Plan and form of agreements thereunder.

              5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

             23.1    Consent of Arthur Andersen LLP, Independent Public Accountants.

             23.3    Consent of Counsel (contained in Exhibit 5.1).

             24.1    Power of Attorney (see page II-4).

          ----------------
           * Incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-8 dated January 11, 2000 (File No. 333-94377).

ITEM 9.  UNDERTAKINGS.

     (a)  Gadzoox hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Gadzoox hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Gadzoox's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Gadzoox pursuant to the foregoing provisions, or otherwise, Gadzoox has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Gadzoox in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Gadzoox will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 1st day of November 2001.

                                   GADZOOX NETWORKS, INC.

                                   By:  /s/ MICHAEL PARIDES
                                        --------------------------
                                        Michael Parides
                                        President, Chief Executive Officer
                                        and Director

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Parides and David P. Eichler, jointly and severally, as his or her attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           SIGNATURE                                        TITLE                                DATE
           ----------                                       ------                               -----
/s/ MICHAEL PARIDES                        President and Chief Executive Officer             November 1, 2001
------------------------------------       (Principal Executive Officer) and Director
    Michael Parides

/s/ DAVID P. EICHLER                       Chief Financial Officer                           November 1, 2001
------------------------------------       (Principal  Financial and
    David P. Eichler                       Accounting Officer)

/s/ MILTON CHANG                           Director                                          November 1, 2001
------------------------------------
    Milton Chang

/s/ ROBERT KUHLING                         Director                                          November 1, 2001
------------------------------------
    Robert Kuhling

                                           Director                                          November 1, 2001
------------------------------------
    Steven West

/s/ SYLVIA SUMMERS                         Director                                          November 1, 2001
------------------------------------
    Sylvia Summers

                                  EXHIBIT INDEX
                                  -------------
EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------

 4.3*   1999 Director Option Plan and form of agreements thereunder.

 5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1    Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3    Consent of Counsel (contained in Exhibit 5.1).

24.1    Power of Attorney (see page II-4).

----------------
* Incorporated by reference to Exhibit 4.2 of the Registration Statement on Form S-8 dated January 11, 2000 (File No. 333-94377).